Exhibit 10.18



            COMPENSATION ARRANGEMENTS WITH CERTAIN EXECUTIVE OFFICERS

     For the fiscal year ended December 31, 2005, Richard W. Lucas, the Chief Financial Officer of the Company, received a base salary of $125,000, a discretionary bonus of $20,000 and a 25% matching contribution to the Company's profit sharing/401(k) plan in an amount of $3,500. Mr. Lucas' base salary for the year ending December 31, 2006 is $130,000, and he was awarded a discretionary bonus of $25,000 during March 2006. The Company may terminate Mr. Lucas' employment at will.

     For the fiscal year ended December 31, 2005, James F. Oliviero received a base salary of $170,000, a discretionary bonus of $30,000 and a 25% matching contribution to the Company's profit sharing/401(k) plan in an amount of $4,500. In addition, Mr. Oliviero was awarded a bonus of $37,463 in consideration of his efforts in preparing and prosecuting the Company's impact claims in the Co-Op City project lawsuit. Mr. Oliviero's base salary for the year ending December 31, 2006 is $175,000 and was awarded discretionary bonus of $35,000 during March 2006. The Company may terminate Mr. Oliviero's employment at will.

     Floyd Warkol, the Chief Executive Officer of the Company, was awarded a $50,000 discretionary bonus during March 2006.